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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 7, 2001


             ------------------------------------------------------

                                    CRAY INC.

             (Exact name of registrant as specified in its charter)

             ------------------------------------------------------


        Washington                        0-26820                93-0962605
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)

                        411 First Avenue South, Suite 600
                             Seattle, WA 98104-2860
                    (Address of principal executive offices)


Registrant's telephone number, including area code:              (206) 701-2000
Registrant's facsimile number, including area code:              (206) 701-2500

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Item 5. Other Events

        On February 7, 2001, the Board of Directors elected William A. Owens as a Director of the Company.

        Mr. Owens, age 60, serves as Vice Chairman and Co-Chief Executive Officer of Teledesic LLC, which is building a global, broadband
Internet-in-the-Sky satellite communications network.

        Mr. Owens joined Teledesic in August 1998. From June 1996 to August 1998, he was President, Chief Operating Officer and Vice-Chairman of the Board of Directors of Science Applications International Corporation. From 1994 to 1996, he served as Vice-Chairman of the Joint Chiefs of Staff of the U.S. Military. He previously served as Deputy Chairman of Naval Operations for Resources, Warfare Requirements and Assessments; Commander of the U.S. Sixth Fleet; Senior Military Assistant to Secretaries of Defense Frank Carlucci and Dick Cheney; and Director of the Office of Program Appraisal for the Secretary of the Navy.

        Mr. Owens is a director of ICO-Teledesic Corp., Symantec, Inc.; Microvision, Inc., Polycom, Inc., and Viasat, Inc. In addition, he is a director of the Carnegie Foundation, MIT Lincoln Labs, the Defense Policy Board of the Department of Defense, and a trustee of Harvard University's Kennedy School of Government.

        Mr. Owens graduated in 1962 from the United States Naval Academy, with a B.A. in mathematics. He also holds bachelor's and master's degrees in political philosophy and economics from Oxford University and a master's in management from George Washington University.


        John W. Titcomb, Jr. resigned as a Director. Mr. Titcomb served as a Director of the Company since 1991.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CRAY INC.


                                        By: /s/ KENNETH W. JOHNSON
                                            -----------------------------
                                                Kenneth W. Johnson
                                                Vice President - Finance


February 15, 2001